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                                   Exhibit B-1


                          Whiting Petroleum Corporation
      Net Acquisitions and Capital Expenditures for Oil and Gas Properties
                                1st Quarter 2001

Acquisitions
 Date                                  Description                                    Amount
------                                -------------                                  --------
                                      None




 Drilling, Leasing and Completion
 Date                                  Description                                    Amount
------                                -------------                                  --------
 01/01/01 - 03/31/01                  Drilling, Leasing, Completion and Seismic      $ 4,716,387
                                                                                  ================



Sales
 Date                                  Description                                    Amount
------                                -------------                                  --------
01/31/2001                            Thorofare - Kirby Creek                        $ 1,500,000
01/31/2001                            Soda Wells at Auction                          $   450,000
                                                                                  ----------------
                                                                                     $ 1,950,000
                                                                                  ================




 Net Additions to Oil and Gas Properties                                             $ 2,766,387


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